THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS IN EFFECT WITH RESPECT TO SUCH SECURITIES OR THE CORPORATION HAS RECEIVED AN OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION PROVIDING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE.


                          ALTAIR NANOTECHNOLOGIES INC.

                          COMMON SHARE PURCHASE WARRANT


______ Series 2003F Warrants                   Warrant Certificate No. 2003F-_


                   Void after 5:00 p.m., Pacific Standard Time
            on [_________], or on such earlier date specified herein


                          ALTAIR NANOTECHNOLOGIES INC.
                     (Incorporated under the laws of Canada)

This Series 2003F Warrant Certificate ("Warrant Certificate") is to certify that, for value received, _______________ or registered assigns (the "Holder") shall have the right to purchase from Altair Nanotechnologies Inc. (hereinafter called the "Corporation") one fully paid and non-assessable Common Share of the Corporation (a "Common Share") for each Series 2003F Warrant (individually, a "Warrant") represented by this Warrant Certificate during the time period commencing on the date this Warrant is executed by the Corporation and continuing until 5:00 p.m. (Pacific Standard time) on [__________], 2008 [date that is fifth anniversary of issue date] (the "Expiry Time"). The exercise price for the purchase of each such Common Share shall be U.S. $2.00 per share (the "Exercise Price"). The number of Common Shares to be received upon the exercise of each Warrant and the Exercise Price may be adjusted from time to time as hereinafter set forth.

The Warrants shall be subject to the following terms and conditions:

1. For the purposes of this Warrant, the term "Common Shares" means common shares without nominal or par value in the capital of the Corporation as constituted on the date hereof; provided that in the event of a change, subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under section 10 hereof, or successive such changes, subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, "Common Shares" shall thereafter mean the shares, other securities or other property resulting from such change, subdivision, redivision, reduction, combination or consolidation or other adjustment.

2. This Warrant Certificate shall be signed by an officer of the Corporation holding office at the time of signing, or any successor or replacement person and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Warrant Certificate and notwithstanding that such officer signing may not have held office at the date of the delivery of the Warrant Certificate, the Warrant Certificate so signed shall be valid and binding upon the Corporation.

3. All rights under any of the Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and determine and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

4. The right to purchase Common Shares pursuant to the Warrants may only be exercised by the Holder at or before the Expiry Time by:

         (a) duly completing and executing a Subscription Form in the form attached hereto, in the manner therein indicated; and

         (b) surrendering this Warrant Certificate and the duly completed and executed Subscription Form to the Corporation at the address specified in section 22 below together with payment of the purchase price for the Common Shares subscribed for in the form of cash or a certified cheque payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for.

5. Upon receipt of the Subscription Form, this Warrant Certificate, and payment as aforesaid, the Corporation shall cause to be issued to the Holder the number of Common Shares to be issued and the Holder shall become a shareholder of the Corporation in respect of such Common Shares, effective as of the date of receipt by the Corporation of such Subscription Form, Warrant Certificate, and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in such Subscription Form within ten (10) business days of such receipt and payment as herein provided or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the registrar and transfer agent of the Common Shares, Equity Transfer Services Inc. (the "Transfer Agent").

6. No fractional shares or stock representing fractional shares shall be issued upon the exercise of any Warrant. In lieu of any fractional shares which would otherwise be issuable, the Corporation shall either pay cash equal to the product of such fraction multiplied by the fair market value of one Common Shares on the date of exercise, as determined in good faith by the Corporation's Board of Directors, or issue the next largest whole number of Common Shares at the Corporation's option.

7. The Warrants may not be exercised unless at the time of exercise (i) a registration statement registering the Common Shares issuable upon such exercise is effective under the Securities Act of 1933, as amended (the "1933 Act"), or the transaction in which such shares are to be issued is exempted from the application of the registration requirements of the 1933 Act, and (ii) the Common Shares issuable upon exercise of the Warrants have been registered or qualified under any applicable
         Canadian, provincial, state securities laws or an exemption from registration or qualification is available under such laws. The Common Shares issuable upon exercise of this Warrant are and will be "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering, and that, under the 1933 Act and applicable regulations thereunder, such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Unless a registration statement registering the Common Shares issuable upon exercise of any Warrant is effective under the 1933 Act at the time such Common Shares are issued, the certificates evidencing such Common Shares shall bear the legend set forth below, together with any other legends required by the laws of the Province of Ontario and any other state or province with jurisdiction:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STAEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS IN EFFECT WITH RESPECT TO SUCH SECURITIES OR THE CORPORATION HAS RECEIVED AN OPINION IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION PROVIDING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE.

         The legend set forth above shall be removed by the Corporation from any certificate evidencing the Common Shares issuable upon exercise of the Warrants only (i) upon receipt by the Corporation of an opinion in form and substance satisfactory to the Corporation that such legend may be removed pursuant to Rule 144 promulgated under the 1933 Act, (ii) upon confirmation that a registration statement under the 1933 Act is at that time in effect with respect to such Common Shares, that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the respective Common Shares were issued and that the Holder will comply with the prospectus delivery requirements in connection with any re-sale of the respective Common Shares.

8. The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.

9. The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to sections 10 and 11 hereof. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

10.      (a)  If and whenever at any time after the date hereof and prior to the
              Expiry Time the Corporation shall (i) subdivide, redivide or change its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares or
              (iii)  issue  Common  Shares (or  securities  exchangeable  for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "Common Share Reorganization"), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

         (b) If and whenever at any time after the date hereof and prior to the Expiry Time, the Corporation shall distribute any class of shares or rights, options or warrants or other securities (other than those referred to in section 10(a) above), evidences of indebtedness or property (excluding cash dividends paid in the ordinary course) to holders of all or substantially all of its then outstanding Common Shares, the number of Common Shares to be issued by the Corporation under this Warrant shall, at the time of exercise of the right of subscription and purchase under this Warrant Certificate, be appropriately adjusted and the Holder shall receive, in lieu of the number of the Common Shares in respect of which the right to purchase is then being exercised, the aggregate number of Common Shares or other securities or property that the Holder would have been entitled to receive as a result of such event, if, on the record date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the rights of the Holder hereunder.

         (c) If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation's assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a "Capital Reorganization"), the Holder, where he has not exercised the right of subscription and purchase under this Warrant Certificate prior to the effective date of such Capital Reorganization, shall be entitled to receive and shall accept, upon the exercise of such right, on such date or any time thereafter, for the same aggregate consideration in lieu of the number of Common shares to which he was theretofore entitled to subscribe for and purchase, the aggregate number of shares or other securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, he had been the registered holder of the number of Common Shares to which he was theretofore entitled to subscribe for and purchase.

         (d) If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in section 10(a), (b) or
              (c) shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of this section 10, then the number of Common Shares purchaseable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchaseable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

         (e) If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this section 10, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation may execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

11.      The  following  rules  and  procedures   shall  be  applicable  to  the
         adjustments made pursuant to section 10:

         (a) any Common Shares owned or held by or for the account of the Corporation shall be deemed not be to outstanding except that, for the purposes of section 10, any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

         (b) no adjustment in the Exercise Price shall be required unless a change of at least 1% of the prevailing Exercise Price would result, provided, however, that any adjustment which, except for the provisions of this section 11(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment; (c) the adjustments provided for in section 10 are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such section;

         (d) in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in section 10(a)(iii) above, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

         (e) if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

         (f) forthwith after any adjustment to the Exercise Price or the number of Common Shares purchaseable pursuant to the Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment; and

         (g) any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to section 10 shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) selected by the board of directors of the Corporation and shall be binding upon the Corporation and the Holder.

12. Within 30 days after the effective date or record date, as applicable, of any event referred to in section 10, the Corporation shall notify the Holder of the particulars of such event and the estimated amount of any adjustment required as a result thereof.

13. On the happening of each and every such event set out in section 10, the applicable provisions of this Warrant, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

14. The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of sections 10 and 11 hereof, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period delivery of certificates for Common Shares may be postponed for not more than five (5) days after the date of the re-opening of said share transfer books. Provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to sections 10 and 11 hereof as a result of the completion of the event in respect of which the transfer books were closed.

15. Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

16. (a) The Warrants may not be assigned or transferred except as provided herein and in accordance with and subject to the provisions of the 1933 Act and the Rules and Regulations promulgated thereunder and any applicable state, Canadian, and provincial securities laws. Assignment of a Warrant will be permitted only (i) upon receipt by the Corporation of an opinion in form and substance satisfactory to the Corporation that the Warrant may be transferred pursuant to Rule 144 promulgated under the 1933 Act, or (ii) upon confirmation that a registration statement under the 1933 Act is at that time in effect with respect to the Warrant and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Warrant was issued. Any purported transfer or assignment made other than in accordance with this Section 16 shall be null and void and of no force and effect.

         (b) Any assignment permitted hereunder shall be made by surrender of this Warrant Certificate to the Corporation at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Corporation shall, without charge, execute and deliver a new Warrant Certificate in the name of the assignee named in such Assignment Form, and the Warrants represented by this Warrant Certificate shall promptly be cancelled. This Warrant Certificate may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the principal office of the Corporation together with a written notice signed by the Holder thereof, specifying the names and denominations in which new Warrants are to be issued. The terms "Warrant" and "Warrants" as used herein include any Warrants in substitution for or replacement of this Warrant, or into which the Warrant represented by this Warrant Certificate may be divided or exchanged.

17. The Holder may subscribe for and purchase any lesser number of Common Shares than the number of shares expressed in this Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in this or any successor Warrant Certificate or a transfer of any of the Warrants pursuant to section 16, the Holder shall be entitled to receive at no cost to the Holder a new Warrant Certificate in respect of the balance of Warrants not then exercised or transferred. Any new Warrant Certificate(s) shall be mailed to the Holder or assignee by the Corporation or, at its direction, the Transfer Agent, within five (5) business days of receipt by the Corporation of all materials required by sections 5 or 16, as applicable.

18. Each Holder of this Warrant, the Warrant Shares or any other security issued or issuable upon exercise of this Warrant shall indemnify and hold harmless the Corporation, its directors and officers, and each person, if any, who controls the Corporation, against any losses, claims, damages or liabilities, joint or several, to which the Corporation or any such director, officer or any such person may become subject under the 1933 Act or statute or common law, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon the disposition by such Holder of the Warrant the Common Shares issuable upon the exercise of this Warrant in violation of the terms of this Warrant Certificate.

19. If any Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion acting reasonably impose, issue and sign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder.

20. The Corporation and the Transfer Agent may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation and neither the Corporation nor the Transfer Agent shall be affected by any notice or knowledge to the contrary except where the Corporation or the Transfer Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant Certificate free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchaseable pursuant to such Warrant shall be a good discharge to the Corporation and the Transfer Agent for the same and neither the Corporation nor the Transfer Agent shall be bound to inquire into the title of any such Holder except where the Corporation or the Transfer Agent is required to take notice by statute or by order of a court of competent jurisdiction.

21. Provisions of this Warrant Certificate may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Corporation and the Holder of this Warrant Certificate.

22. All notices to be sent hereunder shall be deemed to be validly given to the Holders of the Warrants on the date of receipt if personally delivered, sent by telecopier or overnight courier, charges prepaid, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed to such holders at their post office addresses appearing in the register of Warrant holders caused to be maintained by the Corporation. All notices to be sent hereunder shall be deemed to be validly given to the Corporation on the date of receipt if personally delivered, sent by telecopier or overnight courier, charges prepaid, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed to the Corporation at 204 Edison Way, Reno, Nevada 89502 or such other address as the Corporation shall have designated by written notice to such registered owner.

23. This Warrant shall be governed by the laws of the State of Nevada and the federal laws of the United States applicable therein (within reference to the conflict of laws provisions thereof).

24. Notwithstanding anything to the contrary herein contained, the Holder may not exercise any of the Warrants to the extent that, giving effect to such exercises, the number of Common Shares then beneficially owned by the Holder, as determined under Section 13(d) of the Exchange Act of 1934, as amended, exceeds 9.999% of the then total number of issued and outstanding Common Shares (including for such purpose the Common Shares issuable upon such exercise). Each delivery of an exercise notice under this Warrant Certificate will constitute a representation by the Holder that it has evaluated the limitation set forth in this letter and determined that issuance of the full number of Common Shares requested in such exercise notice is permitted hereunder. The exercise cap set forth hereunder shall not restrict the number of Common Shares which the Holder may receive or beneficially own in order to determine the amount of securities or other consideration that the Holder may receive in the event of a merger or other business combination or reclassification involving the Corporation.

         The Corporation is not responsible for tracking (and has no means to track) the number of Common Shares beneficially owned by the Holder, and neither the Corporation nor the Corporation's counsel has provided, or has any obligation to provide, advice to the Holder regarding the Holders ownership of Common Shares or compliance with governing securities laws. The Corporation is not liable for any civil or criminal damages or sanctions that may be imposed upon or against the Holder as a result of the Holder's failure to comply with the

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

         provisions of this Warrant or governing state or federal securities laws. Notwithstanding anything in this Warrant Certificate to the contrary, this Section 24 shall not be subject to amendment by the parties hereto.

         IN WITNESS WHEREOF the Corporation has caused this Series 2003F Warrant Certificate to be signed by its duly authorized officer.

         DATED as of the _____________ day of ______, ____.


                                       ALTAIR NANOTECHNOLOGIES INC.



                                       By: _____________________________________
                                       Its: ____________________________________





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




                                SUBSCRIPTION FORM


TO BE COMPLETED UPON EXERCISE:

The undersigned hereby subscribes for ________________ common shares of Altair Nanotechnologies Inc. according to the terms and conditions set forth in the annexed Warrant Certificate (or such number of other securities or property to which such warrant entitles the undersigned to acquire under the terms and conditions set forth in the annexed warrant certificate). The undersigned represents that the common shares being acquired upon exercise of the Warrant Certificate are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The subscriber acknowledges and agrees that any legend required the Warrant Certificate or by applicable law may be placed on any certificates representing common shares delivered to the undersigned.

         Address for Delivery of Shares:    ____________________________________
                                            ____________________________________
                                            ____________________________________
                                            ____________________________________

                                            Attention: _________________________

         Tendered (U.S. $_____ per share) Exercise Price $______________________

         Dated at ________________, this _______ day of _______________, ______.


                                         _______________________________________
                                         Holder's Name


                                         _______________________________________
                                         Authorized Signature


                                         _______________________________________
                                         Title (if applicable)

Signature guaranteed:



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



                                 ASSIGNMENT FORM

TO BE COMPLETED IF WARRANTS ARE TO BE ASSIGNED:

TO:      ALTAIR NANOTECHNOLOGIES INC.
         204 Edison Way
         Reno, Nevada 89502



         By signing below, the undersigned represents, warrants and certifies to Altair Nanotechnologies Inc. as follows:

         (a) the undersigned is the record and beneficial owner of the Warrant(s) represented by the Warrant Certificate attached hereto; and

         (b) either
                  _____ (i) attached hereto is an opinion in form and substance satisfactory to the Corporation that the Warrant(s) to be transferred hereby may be transferred pursuant to Rule 144 promulgated under the 1933 Act, or

                  ______ (ii) a registration statement under the 1933 Act is at that time in effect with respect to the Warrant(s) to be transferred hereby and transfer of such Warrant(s) will not jeopardize the exemption or exemptions from registration pursuant to which such Warrant(s) were issued.


By signing below, the undersigned hereby transfers, assigns and conveys all right, title and interest in and to _________ of the Warrants represented by this Warrant Certificate to __________________________________________________
____________________________ residing at _______________________________________
________________________________________  for good and  valuable  consideration.
You are hereby instructed to take the necessary steps to effect this transfer.


         Dated at ___________________, this ______ day of _____________, _____.


                  Witness:                  ) __________________________________
                                            ) Holder's Name
                                            )
                                            ) __________________________________
                                            ) Authorized Signature )
                                            )
                                            )__________________________________
                                            ) Title (if applicable) )
Signature guaranteed:                       )




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